UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2021

Abercrombie & Fitch Co.
(Exact name of registrant as specified in its charter)

Delaware			1-12107	31-1469076
(State or other jurisdiction of incorporation or organization)			(Commission File Number)	(I.R.S. Employer Identification No.)

6301 Fitch Path	New Albany	Ohio		43054
(Address of principal executive offices)				(Zip Code)

Registrant’s telephone number, including area code:		(614)	283-6500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

    ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
    ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
    ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
    ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 Par Value	ANF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
                                        Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.

On March 2, 2021, Abercrombie & Fitch Co. (the “Company”) issued a news release (the “Release”) reporting the Company’s unaudited financial results for the fourth quarter and fiscal year ended January 30, 2021. A copy of the Release is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In conjunction with the Release, the Company also made available additional unaudited quarterly financial information for each of the quarters in the fiscal years ended January 30, 2021 and February 1, 2020, along with additional financial information for the fiscal years ended February 2, 2019, February 3, 2018 and January 28, 2017. The additional financial information is included as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

In conjunction with the Release, the Company also made available an investor presentation of results for the fourth quarter and fiscal year ended January 30, 2021. The presentation, which is available under the “Investors” section of the Company’s website, located at corporate.abercrombie.com, is included as Exhibit 99.3 to this Current Report on Form 8-K and is incorporated herein by reference.

The Company’s management conducted a conference call on March 2, 2021 to review the Company’s financial results for the fourth quarter and fiscal year ended January 30, 2021. A copy of the transcript of the conference call is included as Exhibit 99.4 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

The Company has determined that the withdrawal of $50 million of excess funds from assets held in the Company’s irrevocable rabbi trust (the "Rabbi Trust") in March 2020 was incorrectly presented as cash provided by operating activities, rather than cash provided by (used for) investing activities in the Company’s Condensed Consolidated Statements of Cash Flows for the thirteen week, twenty-six week, and thirty-nine week periods ended May 2, 2020, August 1, 2020, and October 31, 2020, respectively (collectively, the “Fiscal 2020 Interim Cash Flow Statements”).

As a result, on March 1, 2021, the Audit and Finance Committee of the Board of Directors of the Company (the “Audit Committee”), after discussion with the Company’s management and with PricewaterhouseCoopers LLP, the Company's independent registered public accounting firm, concluded that the previously issued unaudited condensed consolidated financial statements as of and for the periods ended May 2, 2020, August 1, 2020, and October 31, 2020 included in the Company’s quarterly reports on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”) on June 10, 2020, September 8, 2020, and December 7, 2020, respectively, (collectively, the “Fiscal 2020 Interim Financial Statements”) should no longer be relied upon and are to be restated in order to correct the classification error. Accordingly, the Company will disclose the impact of such restatements on its Fiscal 2020 Interim Financial Statements in conjunction with its Annual Report on Form 10-K for the year ended January 30, 2021 (the “Company’s Fiscal 2020 Form 10-K”), which the Company currently expects to file with the SEC the week of March 29, 2021.

The restatement will correct the presentation of the withdrawal of $50 million of excess funds from the Company’s Rabbi Trust so that it is reported as a cash inflow from investing activity, rather than as a cash inflow from operating activity in each of the Fiscal 2020 Interim Cash Flow Statements included in the Fiscal 2020 Interim Financial Statements. The classification error also affects cash flow information previously presented in the Company’s first quarter through third quarter of fiscal 2020 earnings releases and the investor presentations made available in conjunction therewith, including free cash flow, a non-GAAP metric derived from net cash provided by operating activities, which was previously presented in the Company’s third quarter of fiscal 2020 investor presentation. The classification error did not have an impact on the Company’s Condensed Consolidated Statements of Operations and Comprehensive Income (Loss), Condensed Consolidated Balance Sheets or Condensed Consolidated Statements of Stockholders’ Equity included within the Fiscal 2020 Interim Financial Statements or on any other financial data that the Company had previously presented in its periodic reports, earnings releases, or investor presentations.

The Company has not filed and does not intend to file amendments to the Company’s previously filed Quarterly Reports on Form 10-Q for the periods affected by the correction of the classification error and restatement of the Company’s Fiscal 2020 Interim Financial Statements as described above. Investors and others should rely on the financial information and other disclosures regarding the restated Fiscal 2020 Interim Financial Statements, to be disclosed in the Company’s Fiscal 2020 Form 10-K and in the Company’s future filings with the SEC (as applicable).

The effects of the classification error on the Fiscal 2020 Interim Cash Flow Statements are shown in the tables below.

	Thirteen Weeks Ended
	As Originally Reported		As Restated
(in thousands)	May 2, 2020	Adjustment	May 2, 2020
Net cash used for operating activities	$(90,776)	$(50,000)	$(140,776)
Net cash (used for) provided by investing activities	(46,990)	$50,000	3,010
Net cash provided by financing activities	171,668	—	171,668
Effect of foreign currency exchange rates on cash	(3,891)	—	(3,891)
Net increase in cash and equivalents, and restricted cash and equivalents	$30,011	—	$30,011
Cash and equivalents, and restricted cash and equivalents, beginning of period	$692,264	—	$692,264
Cash and equivalents, and restricted cash and equivalents, end of period	$722,275	—	$722,275

	Twenty-six Weeks Ended
	As Originally Reported		As Restated
(in thousands)	August 1, 2020	Adjustment	August 1, 2020
Net cash provided by operating activities	$96,233	$(50,000)	$46,233
Net cash used for investing activities	(75,621)	$50,000	(25,621)
Net cash provided by financing activities	71,329	—	71,329
Effect of foreign currency exchange rates on cash	1,785	—	1,785
Net increase in cash and equivalents, and restricted cash and equivalents	$93,726	—	$93,726
Cash and equivalents, and restricted cash and equivalents, beginning of period	$692,264	—	$692,264
Cash and equivalents, and restricted cash and equivalents, end of period	$785,990	—	$785,990

	Thirty-nine Weeks Ended
	As Originally Reported		As Restated
(in thousands)	October 31, 2020	Adjustment	October 31, 2020
Net cash provided by operating activities	$158,894	$(50,000)	$108,894
Net cash used for investing activities	(91,748)	$50,000	(41,748)
Net cash provided by financing activities	70,129	—	70,129
Effect of foreign currency exchange rates on cash	2,269	—	2,269
Net increase in cash and equivalents, and restricted cash and equivalents	$139,544	—	$139,544
Cash and equivalents, and restricted cash and equivalents, beginning of period	$692,264	—	$692,264
Cash and equivalents, and restricted cash and equivalents, end of period	$831,808	—	$831,808

The Company’s management has concluded that in light of the classification error described above, a material weakness exists in the Company's internal control over financial reporting and that the Company’s disclosure controls and procedures were not effective. The Company expects to report a material weakness in its internal control over financial reporting, as well as its related remediation efforts undertaken to address such material weakness, in the Company’s Fiscal 2020 Form 10-K.

The Company’s management and the Audit Committee have discussed the matters disclosed in this Item 4.02 with the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP.

Item 8.01. Other Events.

As of January 30, 2021, the Company had the authority to repurchase approximately 3.2 million shares under the previously approved June 2019 share repurchase authorization. As announced in the Release, at the meeting of the

Board of Directors of the Company held on February 19, 2021, the Board of Directors of the Company authorized the repurchase of ten million shares of the Company’s Class A Common Stock. This authorization replaced the June 2019 share repurchase authorization, bringing the total number of shares that the Company is authorized to repurchase as of February 19, 2021 to ten million shares.

Following the Company's previously announced decision to temporarily suspend its share repurchase program in light of the impacts of the COVID-19 pandemic, the Company plans to resume share repurchase activity beginning on or after March 4, 2021. The timing and amount of any future share repurchases will depend on various factors, including market and business conditions.

Item 9.01. Financial Statements and Exhibits.

(a) through (c) Not applicable

(d) Exhibits:

The following exhibits are included with this Current Report on Form 8-K:

Exhibit No.	Description
99.1	News release issued by Abercrombie & Fitch Co. on March 2, 2021

99.2	Additional unaudited financial information made available by Abercrombie & Fitch Co. on March 2, 2021

99.3	Investor presentation of results for the fourth quarter and fiscal year ended January 30, 2021 made available by Abercrombie & Fitch Co. on March 2, 2021

99.4	Transcript of conference call held by management of Abercrombie & Fitch Co. on March 2, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Abercrombie & Fitch Co.

Dated: March 3, 2021	By:	/s/ Scott Lipesky
Scott Lipesky
Senior Vice President and Chief Financial Officer